UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2021

DORCHESTER MINERALS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-50175	81-0551518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3838 Oak Lawn, Suite 300 Dallas, Texas 75219 (Address of Principal Executive Offices, Including Zip Code) (214) 559-0300 (Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partnership Interest	DMLP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 30, 2021, Dorchester Minerals, L.P. (the “Partnership”) entered into a Contribution and Exchange Agreement with JSFM, LLC, a Wyoming limited liability company (“JSFM”), the terms and conditions of which provide for JSFM to contribute certain interests in oil and gas properties, rights and related assets (the “Properties”) to the Partnership in exchange for 725,000 common units representing limited partnership interests in the Partnership (the “Contribution and Exchange Agreement”). The Properties consist of overriding royalty interests totaling approximately 6,400 net royalty acres under 63,000 gross acres in Dunn, McKenzie, McLean and Mountrail Counties, North Dakota. The Contribution and Exchange Agreement includes customary representations, warranties, covenants and indemnities of the Partnership and JSFM and also provides for JSFM to pay the Partnership at closing an amount of cash equal to the aggregate amount of cash receipts from or attributed to the Properties that are received by JSFM during the period beginning on April 1, 2021 and ending on the closing date, which is expected to be June 30, 2021.

No material relationships exist between the Partnership and JSFM.

The foregoing description of the Contribution and Exchange Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated into Item 1.01 by reference. The Contribution and Exchange Agreement has been included to provide unitholders with information regarding its terms. It is not intended to provide any other factual information about the Partnership or JSFM. The representations, warranties, and covenants contained in the Contribution and Exchange Agreement were made only for purposes of such agreement and as of the specific dates set forth therein, were solely for the benefit of the parties thereto, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to unitholders. Unitholders are not third-party beneficiaries under the Contribution and Exchange Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Contribution and Exchange Agreement, which subsequent information may or may not be fully reflected in the Partnership’s public disclosures.

Item 2.01. Results of Operations and Financial Condition

The Registrant is furnishing its press release dated May 6, 2021 which announces the Registrant’s results for the quarter ended March 31, 2021. The press release is attached hereto as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD

On April 30, 2021, the Partnership issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

Limitation on Incorporation by Reference:

In accordance with general instructions B.2 and B.6 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 is furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description

2.1	Contribution and Exchange Agreement dated April 30, 2021, by and between Dorchester Minerals, L.P. and JSFM, LLC

99.1	Press Release dated May 6, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORCHESTER MINERALS, L.P. By: Dorchester Minerals Management LP, its general partner By: Dorchester Minerals Management GP LLC, its general partner

Date: May 6, 2021	By:	/s/ William Casey McManemin
William Casey McManemin
Chief Executive Officer